Exhibit 99.1

LifeMap Solutions, Inc. to Develop Mobile Health Products With Mount Sinai’s Icahn School of Medicine

ALAMEDA, Calif.--(BUSINESS WIRE)--May 7, 2014--BioTime, Inc. (NYSE MKT:BTX) announced today that its subsidiary LifeMap Sciences, Inc., a technology leader in online biomedical information, has created LifeMap Solutions, Inc., a medical technology startup focused on creating innovative mobile health (mHealth) products and services powered by biomedical and other personal big data. The initial planned product is envisioned to provide information based on interpretations of one or more components of clinical data and other information of individuals, including genetic information if provided, relating to human disease, health or wellness.

LifeMap Solutions will collaborate with the Icahn School of Medicine at Mount Sinai to develop the new personal mHealth products. While detailed product plans were not revealed at this time, the company disclosed that the planned products are interactive mobile applications that will connect users with their complex personal health information and other big data. LifeMap Solutions will co-locate core members of its product development team within Mount Sinai to work alongside research and development personnel led by Dr. Eric Schadt, Director of the Icahn Institute for Genomics and Multiscale Biology at Mount Sinai. The primary focus of Mount Sinai in the product development collaboration will relate to the development of a software engine. LifeMap Solutions will be responsible for developing the entire technology platform, including server and client components. However, both parties will participate in the planning and development of all aspects of the integrated software system.

The initial financing tranche for LifeMap Solutions will be provided to LifeMap Sciences by BioTime through the purchase of additional shares of LifeMap Sciences common stock. BioTime may acquire additional LifeMap Sciences common stock for cash or in exchange for BioTime common shares when product development milestones are met and if funding is not provided through other sources. Additionally, Mount Sinai will defray a portion of the initial development cost of the project by providing services of its personnel and use of its facilities at a reduced cost.

“The creation of LifeMap Solutions represents a strategic step along BioTime’s path towards extending LifeMap’s leadership in online genomic and medical information,” said Dr. Michael West, CEO of BioTime. “We share with Dr. Schadt a vision of new products and services designed to markedly enhance the public’s access to big data and to improve quality of life.”

Corey Bridges, a Silicon Valley veteran, will serve as LifeMap Solutions’ Chief Executive Officer. Over the past two decades, Mr. Bridges has overseen the market introductions of several innovative technology companies, including Netflix, Inc., Zone Labs, and The Multiverse Network, Inc. A pre-IPO employee at Netscape, he launched several ground-breaking Internet products internationally, and years later launched James Cameron’s CAMERON | PACE Group in China and Europe.

About BioTime, Inc.

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

• Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.

• OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.

• Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.

• LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.

• ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.

• BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.

• OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.

• ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

Additional information about BioTime can be found on the web at www.biotimeinc.com

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its Integrated Biomedical Knowledgebase and discovery platform for biomedical research, which currently includes GeneCards®, the leading human gene database; LifeMap Discovery®, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. LifeMap’s products are used in many institutions including academia, research hospitals, patent offices, and leading biotechnology and pharmaceutical companies. In addition to its currently marketed products, LifeMap is pursuing several new internet and informatics products with substantial rapid revenue growth potential, leveraging its existing products and their large user base.

About LifeMap Solutions, Inc.

LifeMap Solutions is developing innovative mobile health technology in partnership with the Icahn Institute for Genomics and Multiscale Biology, which is located within the Icahn School of Medicine at Mount Sinai. LifeMap Solutions is a subsidiary of LifeMap Sciences, Inc., a subsidiary of BioTime, Inc. that is developing an integrated resource for biomedical and stem cell research. LifeMap Solutions is headquartered in Alameda, California. For more information, please visit www.lifemap-solutions.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
CFO and General Counsel
ke@lifemapsc.com
or
LifeMap Solutions, Inc.
TriplePoint Public Relations
lifemap@triplepointpr.com